Exhibit 10.4

AMENDMENT No. 3

TO WHOLESALE DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 3 (“Amendment No. 3”) to the Wholesale Distribution Agreement between CTI Life Sciences Limited (“CTILS”) and Max Pharma GmbH (“Wholesaler”) dated March 26, 2013 (the “Agreement”) is entered into effective July 9, 2013.

The parties hereby agree as follows:

1.	Article IV of the Agreement is hereby amended by adding the following new Section 4.8:

“From time to time, an inpatient hospital customer of CTILS or Wholesaler in the Territory may request that Wholesaler sell Product to such customer at a price that is lower than the agreed upon list price in the applicable country in the Territory for the Product. If authorized in advance in writing by CTILS, Wholesaler will be entitled to receive and CTILS will extend a credit to Wholesaler for the value of the discount offered to such customer by Wholesaler for the Product.”

2.	Section 7.2(e) of the Agreement is hereby deleted in its entirety and replaced with the following language:

“(e) provide a report to CTILS specifying (i) the identity of the customers, and (ii) the unit and sales volumes of Product sold and shipped to such customers, including sales, free or discounted goods or samples if applicable. The report shall also include the quantity of inventory by SKU (available and in-process inventory), including lot numbers in Wholesaler’s warehouse. The frequency of the reports shall be once per week for the term of the Agreement; and”

Unless otherwise defined herein, capitalized terms used in this Amendment No. 3 shall have the meanings assigned thereto in the Agreement. Except as amended herein, all other terms and conditions of the Agreement as previously amended shall remain the same and in full force and effect.

IN WITNESS WHEREOF, the parties hereby accept and agree to the terms and conditions of this Amendment No. 3.

CTI LIFE SCIENCES LIMITED		MAX PHARMA GMBH

By:	/s/ James Bianco, M.D.	By:	/s/ Michael Kvestzer

Name:	James Bianco, M.D.	Name:	Michael Kvestzer

Title:	Director	Title:	GM

Date:	8/8/2013	Date:	7.8.2013